Exhibit a.i.


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    MANAGED INCOME SECURITIES PLUS FUND, INC

                    _________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    _________________________________________

           Managed Income Securities Plus Fund, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:
           FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

           FIRST: The name of the corporation is Managed Securities Plus Fund, Inc.(hereinafter the "Corporation").

           SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 28th day of April, 1999.




                           MANAGED INCOME SECURITIES
                            PLUS FUND, INC.

                           By:/s/ Vincent L. Pereira
                              -------------------------------------
                           Name:  Vincent L. Pereira
                           Title: Vice President; Assistant
                                  Treasurer and Assistant Secretary